EXHIBIT 23.4

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Merchants Corporation of our report, dated January 22, 2001, except for note 19 as to which the date is February 8, 2001, on the consolidated financial statements of First Merchants Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our firm appearing under the heading "Experts" in the Prospectus.






BKD, LLP
December 21, 2001
Indianapolis, Indiana